UNFUNDED DEFERRED COMPENSATION PLAN
                         FOR NON-EMPLOYEE DIRECTORS OF
                               USF&G CORPORATION



1. Purpose     The purpose of the Deferred Compensation Plan for Non-Employee
Directors of USF&G Corporation is to enable such Directors to defer receipt of fees otherwise payable to them as Directors by so electing in accordance with the provisions of this Plan.

2. Definitions     As used herein, the following terms shall have the meaning set forth below, unless a different meaning is clearly required by the context in which the term is used:

(a) "Board of Directors" shall mean the Board of Directors of the Company.

(b) "Company" shall mean USF&G Corporation, a Maryland corporation.

(c) "Deferred Compensation" shall mean any compensation or portion thereof payable to a Participant in his capacity as a Director, whether payable as a director's fee or as a fee for service on a committee of the Board of Directors, excluding traveling expenses incident to attendance at meetings.

(d)     "Director" shall mean a member of the Board of Directors.

(e) "Participant" shall mean an eligible Director who elects to participate in the Plan.

(f) "Plan" shall mean the Unfunded Deferred Compensation Plan for Non-Employee Directors of USF&G Corporation.

2A. Construction     As used herein, the masculine pronoun shall include the
feminine and the singular shall include the plural, unless a different meaning is clearly required by the context.

3.  Eligibility for Participation in the Plan

(a) Eligibility for participation in the Plan shall be limited to Directors of Company who are not also salaried officers or employees of the Company.

(b) Any Director who is eligible to participate in the Plan may become a Participant by notifying the Secretary of the Company in writing of his election to participate, and the specified part of his fees to be deferred. Such written notification shall be substantially in the form attached hereto as Exhibit A, and shall include notification of the Participant's election as to the timing of distributions of Deferred Compensation as specified in paragraph (a) of Section
5. An election to participate in the Plan shall be effective upon the effective date of the Plan if notification of election is received prior to such effective date, or at the beginning of the calendar year following the election if notification of election is received after the effective date of the Plan. Any person elected to fill a vacancy on the Board of Directors and who was not a Director on the preceding December 31st, may elect, before his term begins, to defer all or a specified part of his fees for the balance of the calendar year following such election and for succeeding calendar years.

(c) Participation in the Plan shall continue as to any Participant until that person ceases to be a Director or becomes a salaried officer or an employee of the Company. A Participant also may terminate his participation by notifying the Secretary of the Company in writing, in which event his participation shall terminate effective at the end of the calendar year in which notification of termination is received.

(d) Deferred Compensation held for the account of a Participant who terminates his participation pursuant to paragraph (c) of this Section 3 shall be paid in accordance with the previous election of the Participant as to the timing of distributions; provided, however, that notwithstanding anything herein contained to the contrary, the Board of Directors shall have the right in its sole discretion to vary the manner and timing of distributions, and may make such distributions in lump sums or over a shorter or longer period of time than ten years as it may find appropriate.

(e) An eligible Director who has terminated his participation in the Plan may again elect to participate in the Plan by following the procedure set forth in paragraph (b) of this Section 3.

4. Deferred Compensation Accounts    Any fee or portion thereof otherwise
payable to a participant in his capacity as a Director, whether payable as Director's fee or as a fee for service on a committee of the Board of Directors, excluding traveling expenses incident to attendance at meeting ("Deferred Compensation") shall, to the extent deferred, be held for the account of the Participant in the general funds of the Company. Deferred Compensation held for the account of a Participant shall earn interest at such annual rate as the Management of the Company shall specify from time to time, from the date the compensation which is deferred would otherwise have been payable. Interest earned on Deferred Compensation shall be compounded at the end of each calendar quarter.

5.  Distributions of Deferred Compensation

(a) At the time he elects to participate in the Plan, a Participant shall also make an election as to the timing of distributions of Deferred Compensation and interest earned thereon. A Participant may elect to receive distributions in one payment or in a number of annual installments not to exceed ten. The single payment or the first installment payment, as the case may be, shall be made on the first day of the calendar year following the year in which the Participant ceases to be a Director of the Company. Subsequent installments shall be made on the first day of each succeeding calendar year until the entire amount of Deferred Compensation and interest earned thereon due to that Participant has been paid. Amounts held for installment payments shall continue to earn interest as specified in Section 4.

(b) If a participant dies before full payment is made of amounts of Deferred Compensation and interest earned thereon due to that Participant, the unpaid balance of Deferred Compensation and interest earned thereon shall be paid, in the manner specified by the Participant, to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation shall have been made, to the estate of the Participant. Payment(s) shall be made commencing on the first day of the calendar year following the year in which the Participant dies.

6. Assignment     No right of any Participant in the Plan to receipt of Deferred
Compensation or interest earned thereon shall be assignable or subject to any encumbrance, pledge, or any charge of any nature whatsoever except that a Participant may name a beneficiary or beneficiaries in respect of the rights of that Participant in the event of his death and except, also, that if such beneficiary shall be the executor or administrator of the estate of the Participant, any rights of the Participant under the Plan may be transferred to the person or persons or entity, (including a trust) entitled thereto under the will of the Participant or, in the case of intestacy, under the laws relating to intestacy.

7.  Amendment or Discontinuance of the Plan

(a) The Board of Directors may amend the Plan at any time in such respects as the Board of Directors may deem advisable.

(b) The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, discontinue the Plan.

(c) No amendment or discontinuance of the Plan shall affect elections of Participants made prior to such amendment or discontinuance, without the consent of the affected Participants.

8. Plan Not Funded     This Plan is not funded. The Company shall not reserve,
or otherwise set aside, funds for the payment of its obligations hereunder. The obligations of the Company with respect to the benefits payable hereunder shall be paid out of the Company's general assets and shall not be secured by any form of trust, escrow, or otherwise.

9. Copies of Plan Available     Copies of the Plan and any and all amendments
thereto shall be made available to all members of the Board of Directors during normal business hours at the office of the Secretary of the Company.

10. Effective Date      The effective date of this Plan is April 30,
1982.